UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2017

FIRST FOODS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Monroe Street, Suite E210, Hoboken, NJ 07030

(Address of principal executive offices)

(201) 471-0988

(Registrant's telephone number, including area code)

___________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 12, 2017, First Foods Group, Inc. (the “Company”), terminated the engagement of CohnReznick LLP (“Cohn”). There had been no disagreements with Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from for the quarter ended March 31, 2017, nor from March 31, 2017 through July 12, 2017

On July 13, 2017, the Company engaged Friedman LLP as its independent accountant to provide auditing services going forward for the Company. Prior to such engagement, the Company had no consultations with Friedman LLP. The decision to hire Friedman LLP was approved by the Company’s Board of Directors.

On July 17, 2017, the Company provided Cohn with its disclosures in the Current Report on Form 8-K disclosing the dismissal of Cohn and requested in writing that Cohn furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. Cohn's response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated July 17, 2017 from CohnReznick LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Foods Group, Inc.

Date: July 18, 2017	By:	/s/ Harold Kestenbaum
	Name:	Harold Kestenbaum
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description

16.1	Letter dated July 17, 2017 from CohnReznick LLP

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